Exhibit 99.1
BROOKDALE ANNOUNCES CHIEF OPERATING OFFICER
Tenured Leader Brings 40 Years of Senior Living Experience to Operations

BRENTWOOD, Tenn., (November 18, 2025) – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) is announcing that Mary Sue Patchett, current Interim Executive Vice President – Community and Field Operations, has been named Chief Operating Officer effective December 1st. Ms. Patchett brings 40 years of senior living operations experience to this role and most recently helped redesign and implement Brookdale’s new regional operating structure in her interim position.

“It has been over 10 years since Brookdale formally appointed a COO and Mary Sue is the right leader during this transformative time at Brookdale,” said Nick Stengle, Chief Executive Officer. “We are focused on improving operating performance and continue to build upon the momentum that began earlier this year. With Mary Sue’s experience, competency and passion for our mission, she’s the right person for this position. I’m excited to partner alongside her each day and accomplish our goals as a team.”

As Chief Operating Officer, Ms. Patchett has six regional vice presidents as well as leaders in clinical, dementia care, service alignment, resident and family engagement and experience and dining reporting to her. As the nation’s largest senior living provider, Brookdale’s new regional operating model allows for decision making, insight, and resources to be closer to residents —enabling team members to respond faster, be more agile and tailor decisions to local communities.

“I’m honored to step into this role,” said Ms. Patchett. “We have an incredibly talented team in place and together I’m confident we will continue enriching the lives of seniors and their families. I’m grateful for the trust Nick and the company has placed in me as we continue our progress toward operational excellence.”

Ms. Patchett’s prior 25-year tenure with Brookdale ran through 2021. During that time, she held several positions including Executive Vice President of Strategic Operations, Executive Vice President of Community and Field Operations and President of the Southeast Division. Ms. Patchett also held the position of Chief Operating Officer at Horizon Bay and prior to that was Senior Vice President of Operations. Before joining Horizon Bay, she was President and owner of Patchett & Associates, Inc., a management consulting firm for senior housing and other healthcare companies. She was also Divisional Vice President for Alterra for more than six years, and started her career at Sunrise Senior living where she held several leadership positions.

For more information about Brookdale, visit brookdale.com.

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 623 communities across 41 states and the ability to serve approximately 57,000 residents as of September 30, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home.

Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or YouTube at youtube.com/BrookdaleLiving.

Safe Harbor
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could affect the Company's forward-looking statements include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACT: Media Relations, 615-564-8666, media.relations@brookdale.com